                                   EXHIBIT 1
                                   ---------

                 EXCHANGE, REDEMPTION AND CONVERSION AGREEMENT

     EXCHANGE, REDEMPTION AND CONVERSION AGREEMENT (the "Agreement"), dated as of November 10, 2000, by and among The Netplex Group, Inc., a New York corporation, with headquarters located at 1800 Robert Fulton Drive, Suite 250, Reston, Virginia 20191 (the "Company"), and the investors listed on the Schedule
                                                                        --------
of Investors attached hereto (individually, an "Investor" and collectively, the
------------
"Investors").

     WHEREAS:

     A. The Company and each of the Investors have entered into that certain Securities Purchase Agreement, dated as of March 28, 2000, amended by Amendment #1 to the Securities Purchase Agreement effective July 31, 2000 (the "Securities Purchase Agreement"), pursuant to which each of the Investors purchased from the Company, all of which the Investors continue to hold, shares of the Company's Series D Convertible Preferred Stock (the "Old Preferred Shares") which are convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms of the Company's Certificate of Amendment to its Certificate of Incorporation for the Old Preferred Shares (the "Old Certificate of Amendment") and warrants (the "Old Warrants") to purchase shares of Common Stock.

     B. The Company has agreed to sell and each Investor has agreed to purchase from the Company that number of shares of Common Stock (the "New Common Shares") set forth opposite each such Investor's name on the Schedule of
                                                             -----------
Investors (which number of shares in the aggregate equals 1,000 New Common
---------
Shares).

     C. Each Investor has agreed to convert a certain amount of their Old Preferred Shares into shares of Common Stock of the Company, as set forth in
Section 2.

     D. The Company has authorized the following new series of its preferred stock, par value $0.01 per share: the Company's Series E Convertible Preferred Stock (the "New Preferred Stock"), which shall be convertible into shares of Common Stock (the "Exchange Conversion Shares") in accordance with the terms of the Company's Certificate of Amendment to its Certificate of Incorporation for the New Preferred Stock, substantially in the form attached hereto as Exhibit A
                                                                      ---------
(the "Exchange Certificate of Amendment");

     E. The Company and each of the Investors have agreed to redeem certain amounts of the Old Preferred Shares and the Exchange Preferred Shares as set forth in Section 1(c) and Section 1(d).

     F. The Company and each of the Investors, have entered into that certain Registration Rights Agreement, dated as of March 28, 2000, (the "Old Registration Rights Agreement"), pursuant to which the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations promulgated thereunder;

     G. The Company and each Investor wish to exchange, upon the terms and conditions stated in this Agreement, certain of the Old Preferred Shares and all of the Old Warrants issued to such Investor pursuant to the Securities Purchase Agreement for that number of shares of New Preferred Stock (the "Exchange Preferred Shares") set forth opposite each such Investor's name on the Schedule of Investor's (which number
                                          ----------------------
of shares in the aggregate equals 3,000 Exchange Preferred Shares) (the Exchange Preferred Shares, the Exchange Conversion Shares, the New Common Shares and any shares of Common Stock issued by the Company as dividends on the Exchange Preferred Shares in accordance with the Exchange Certificate of Amendment (the "Dividend Shares"), collectively are referred to herein as the "Securities");

     H. The exchange of the Old Preferred Shares and Old Warrants for the Exchange Preferred Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act") and the issuance of the New Common Shares is being made in reliance upon the exemption from registration provided by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the 1933 Act; and

     I. Contemporaneously with the execution and delivery of this Agreement, the Company and each Investor are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Exchange
                                                       ---------
Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Investors hereby agree as follows:

     1.   EXCHANGE, PURCHASE  AND REDEMPTION.
          ----------------------------------

          a.   Exchange of Old Preferred Shares and Old Warrants.  Subject to
               -------------------------------------------------
satisfaction (or waiver) of the conditions set forth in Sections 8(a) and 9(a), the Company shall issue to each Investor, and each Investor severally agrees to exchange (the "Initial Closing") (I) that number of Old Preferred Shares set forth opposite its name under the heading "Number of Old Preferred Shares Exchanged" on the Schedule of Investors and all of such Investors outstanding
                  ---------------------
Old Warrants for (II) that number of Exchange Preferred Shares set forth opposite its name under the heading "Number of Exchange Preferred Shares" on the Schedule of Investors. The date of the Initial Closing (the "Initial Closing
---------------------
Date") shall be November 10, 2000 or such earlier or later date as the Company and each Investor may agree.

          b.   Purchase of Common Stock.  Subject to satisfaction (or waiver) of
               ------------------------
the conditions set forth in Section 8(a) and 9(a), on the Initial Closing Date, each Investor severally agrees to purchase from the Company that number of New Common Shares set forth opposite such Investor's name under the heading "Number of New Common Shares" on the Schedule of Investors at a purchase price of
                             ---------------------
$0.65625 per share (the "New Common Stock Purchase Price").

          c.   Redemption of Old Preferred Shares.  Subject to satisfaction (or
               ----------------------------------
waiver) of the conditions set forth in Sections 8(a) and 9(a), the Company shall redeem from each Investor and each Investor shall allow the Company to redeem from it at the Initial Closing that number of Old Preferred Shares (the "Redemption Preferred Shares") set forth opposite its name under the heading "Number of Redemption Preferred Shares" on the Schedule of Investors (which
                                               ---------------------
number of Redemption Preferred shares in the aggregate shall equal 500) for a price per Redemption Preferred Share equal to $1,000.

          d.   Redemption of Exchange Preferred Shares.  Subject to satisfaction
               ---------------------------------------
(or waiver) of the conditions set forth in Sections 8(b) and 9(b) and the Conditions to Redemption at the Company's Election (as defined below), on or before April 30, 2001 the Company shall have the right to redeem from each Investor and each Investor shall allow the Company to redeem from it on one or more closings from such Investor's Pro Rata Percentage of the number of Exchange Preferred Shares to be redeemed on such Redemption Closing Date for a price per Exchange Preferred Share equal to $1,000 (each such redemption a "Redemption Closing" and each such date a "Redemption Closing Date"). "Pro Rata Percentage" shall mean for any Investor, the quotient of (A) the number of Old Preferred Shares initially purchased by such Investor divided by (B) the number of Old Preferred Shares initially purchased by all Investors. The Company shall not have the right to redeem any Exchange Preferred Shares after April 30, 2001 and no Redemption Closing may occur after April 30, 2001. Notwithstanding the foregoing, the Company shall not have the right to redeem any Exchange Preferred Shares after January 31, 2001 unless it has redeemed at least 1,500 Exchange Preferred Shares on or prior to January 31, 2001 in accordance with the terms of this Agreement. In order to exercise its right to redeem Exchange Preferred Shares pursuant to this Section 1(d), the Company must deliver written notice (a "Company Redemption Notice") to each Investor at least three (3) Business Days prior to the Redemption Closing Date selected by the Company (which Redemption Closing Date must be on a Business Day), which Company Redemption Notice must set forth (i) the number of Exchange Preferred Shares to be redeemed by the Company from each Investor, (ii) the aggregate number of Exchange Preferred Shares to be redeemed by the Company at such Redemption Closing and (iii) the date selected by the Company for such Redemption Closing Date. "Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on and including the Issuance Date and ending on and including the Company's Redemption Closing Date, there shall not have occurred a Triggering Event (as defined in the Exchange Certificate of Amendment) or a Liquidity Default (as defined in the Exchange Certificate of Amendment) described in Sections 3(g)(i), 3(g)(ii), 3(g)(iii) or 3(g)(v) or an event that with the passage of time and without being cured would constitute a Triggering Event or a Liquidity Default described in Sections 3(g)(i), 3(g)(ii), 3(g)(iii) or 3(g)(v); (ii) during the period beginning on the Issuance Date and ending on and including a Redemption Closing Date, there shall not have occurred the public announcement of a pending, proposed or intended Change of Control or a Liquidity Default described in Section 3(g)(iv), unless such pending, proposed or intended Change of Control or a Liquidity Default described in Sections 3(g)(iv) has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Change of Control or a Liquidity Default described in Sections 3(g)(iv); (iii) the aggregate stated value of the Preferred Shares selected for redemption by the Company shall be divisible evenly by $100,000 (such that the quotient is a whole number); (iv) the Company shall have redeemed on or prior to January 31, 2001, an aggregate of 1,500 Preferred Shares; (v) the Company shall have redeemed on or prior to April 30, 2001, an aggregate of 3,000 Preferred Shares; and (vi) the Company otherwise has satisfied its obligations and is not in default in any respect under this Agreement, the Certificate of Amendment and the Registration Rights Agreement.

          e.   The Closing Dates.  The time of the Initial Closing and the
               -----------------
Redemption Closings (collectively, the "Closings") shall be 10:00 a.m., Eastern Time, on the applicable Initial Closing Date or Redemption Date, respectively, (collectively, the "Closing Dates"), subject to satisfaction (or waiver) of the conditions to the applicable Closing set forth in Sections 8 and 9 (or such later date as is mutually agreed to by the Company and each of the Investors). Each Closing shall occur on the applicable Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

          f.   Form of Redemption Payment.  On each Closing Date (i) the Company
               --------------------------
shall pay to each Investor $1,000 for each Old Preferred Share or Exchange Preferred Share, as the case may be, to be redeemed by the Company from such Investor at the applicable Closing, by wire transfer of immediately available funds in accordance with such Investor's written wire transfer instructions, and
(ii) each Investor shall deliver to the Company, stock certificates (the "Stock Certificates") representing such number of Old Preferred Shares or Exchange Preferred Shares, as the case may be, which the Company is redeeming from such Investor at such Closing. If the number of Old Preferred Shares or Exchange Preferred Shares represented by the Stock Certificate delivered by an Investor to the Company in connection with the Closing is greater than the number of Old Preferred Shares or Exchange Preferred Shares, respectively, that the Company is redeeming from such Investor at such Closing, then the Company shall, as soon as practicable and in no event later than three (3) Business Days (as defined below) after such Closing and at its own expense, issue and deliver to such Investor a new Stock Certificate representing the number of Old Preferred Shares or Exchange Preferred Shares, as the case may be, not redeemed at such Closing. "Business Days" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

     2.    COMPANY'S MANDATORY CONVERSION.
           ------------------------------

          a.   Conversion of Old Preferred Shares.   Subject to (i) satisfaction
               ----------------------------------
of the Conditions to Mandatory Conversion set forth in Section 2(b) hereof and
(ii) Section 5 of the Old Certificate of Amendment and those certain letters of agreement regarding Limitations on Conversion between the Company and each of the Investors dated as of March 29, 2000 (the "10% Letters"), at the Initial Closing, each Investor shall submit a Conversion Notice (as defined in the Old Certificate of Amendment) which, in the aggregate, shall set forth the conversion of at least that number of such Investor's Old Preferred Shares as are convertible into at least the number of shares of Common Stock (the "Mandatory Conversion Shares") set forth opposite such Investor's name under the heading "Number of Mandatory Conversion Shares" on the Schedule of Investors
                                                       ---------------------
attached hereto. Subject to (i) satisfaction of the Conditions to Mandatory Conversion set forth in Section 2(b) hereof and (ii) Section 5 of the Old Certificate of Amendment and the 10% Letters, on or before March 28, 2002 (collectively with conversion at the Initial Closing, each a "Mandatory Conversion Date"), each Investor shall submit one or more Conversion Notices (as defined in the Old Certificate of Amendment) which, in the aggregate, shall set forth the conversion of at least that number of such Investor's Old Preferred Shares as are necessary for the number of shares of Common Stock (the "Maturity Conversion Shares") issued or issuable pursuant to the conversion of such Old Preferred Shares to equal at least that number of Maturity Conversion Shares set forth opposite such Investor's name under the heading "Number of Maturity Conversion Shares" on the Schedule of Investors attached hereto (subject to
                          ---------------------
adjustment for stock splits, stock dividends, stock combinations and other similar transactions after the date of this Agreement). Notwithstanding anything else to the contrary in this Agreement, the Company and each of the Investors agrees that the issuance of the New Common Shares at the Initial Closing pursuant to Section 1(b) shall occur immediately prior in time to the conversion of the Old Preferred Shares into the Mandatory Conversion Shares pursuant to this Section 2(a).

          b.   Conditions to Mandatory Conversion.  "Conditions to Company's
               ----------------------------------
Mandatory Conversion" means the following conditions: (i) on each day during the period beginning on and including the first (1st) Business Day following the date of this Agreement and ending on and including the applicable Mandatory Conversion Date, the Registration Statement (as defined in the Old Registration Rights Agreement) shall be effective and available for the sale by the Investors of no less than the number of shares of Common Stock issuable upon conversion of the Old Preferred Shares held by each such Investor as of such date (without regard to any limitations on conversions); (ii) on each day during the period beginning on the date hereof and ending on and including the applicable Mandatory Conversion Date, the Common Stock is designated for quotation on The Nasdaq SmallCap Market or the over-the-counter electronic bulletin board (sponsored by the Nasdaq National Market, Inc.) or listed on The New York Stock Exchange, Inc. or The American Stock Exchange, Inc.; (iii) on each day during the period beginning on the date hereof and ending on and including the applicable Mandatory Conversion Date, there shall not have occurred either (A) the consummation of a Change of Control (as defined in the Old Certificate of Amendment) or a public announcement of a pending, proposed or intended Change of Control (as defined in the Old Certificate of Amendment) which has not been abandoned or terminated or (B) a Triggering Event (as defined in the Old Certificate of Amendment) or an event that with the passage of time or giving of notice and without being cured would constitute a Triggering Event (as defined in the Old Certificate of Amendment); (iv) during the period beginning on the date hereof and ending on and including the applicable Mandatory Conversion Date, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Old Preferred Shares to the holders of Old Preferred Shares on a timely basis as set forth in Section 2(d)(ii) of the Old Certificate of Amendment; (v) the Company shall have complied with Section 6(j) and Section 6(n) hereof; and (vi) the Company otherwise has satisfied its obligations in all respects and is not in default in any respect after the date of this Agreement under this Agreement, the Old Certificate of Amendment, the Securities Purchase Agreement, the Old Warrants and the Old Registration Rights Agreement.

     3.   WAIVER OF CERTAIN RIGHTS UNDER THE OLD CERTIFICATE OF AMENDMENT.
          ---------------------------------------------------------------

          a.   Rights Upon Delisting.  Provided that the Initial Closing occurs
               ---------------------
on or before that date which is three (3) Business Days after the date of this Agreement, each Investor severally agrees not to exercise its right to redeem the Old Preferred Shares pursuant to Sections 3(a) and 3(b) of the Old Certificate of Amendment as a result of the occurrence of an event described in
Section 3(b)(iii) of the Old Certificate of Amendment; provided that the waiver set forth in this Section 3(a) shall be null and void and of no further force or effect if at any time (i) the Common Stock is suspended from trading or is not listed on the Nasdaq SmallCap Market, Nasdaq National Market, The American Stock Exchange, Inc., The New York Stock Exchange, Inc. or on the over-the-counter electronic bulletin board (sponsored by the Nasdaq Stock Market, Inc.) (the "Bulletin Board") for a period of five or more consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period or (ii) in the event the Common Stock is traded on the Bulletin Board, the Company does not have at least two (2) market makers registered with the National Association of Securities Dealers, Inc. for the Common Stock for a period of five or more consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period.

          b.   Rights Pursuant to Section 3(b)(vii) of the Old Certificate of
               --------------------------------------------------------------
Amendment.  Provided that the Initial Closing occurs on or before the date which
---------
is three (3) Business Days after the date of this Agreement, upon the occurrence of an event as described in Section 3(b)(vii) of the

Old Certificate of Amendment, each Investor severally agrees not to exercise its right to redeem the Old Preferred Shares pursuant to Sections 3(a) and 3(b) of the Old Certificate of Amendment as a result of the occurrence of an event described in Section 3(b)(vii) of the Old Certificate of Amendment.

          c.   Rights Upon Transfer Agent Notice.   Provided that the Initial
               ---------------------------------
Closing occurs on or before the date which is three (3) Business Days after the date of this Agreement, upon the notice by the Transfer Agent (as defined in the Old Certificate of Amendment) to any holder of Old Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Old Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of the Old Certificate of Amendment, which notice is not, directly or indirectly, at the direction, instruction or request of the Company (a "Transfer Agent Refusal Notice"), each Investor severally agrees not to exercise its right to redeem the Old Preferred Shares pursuant to Sections 3(a) and 3(b) of the Old Certificate of Amendment as a result of the occurrence of a Transfer Agent Refusal Notice; provided that the waiver set forth in this Section 3(c) shall be effective only if and only for so long as the Company replaces such Transfer Agent with a new transfer agent for its Common Stock within 30 days of such Transfer Agent Refusal Notice.

          d.   Tender Offer.  Provided that the Initial Closing occurs on or
               ------------
before the date which is three (3) Business Days after the date of this Agreement, upon the occurrence of an event described in clause (iii) of the definition of "Change of Control" set forth in Section 4(b) of the Old Certificate of Amendment (a "Tender Offer"), each Investor severally agrees not to exercise its right to redeem the Old Preferred Shares pursuant to Section 4(b) as a result of the occurrence of a Tender Offer.

          e.   Antidilution Provisions; Right to Purchase Additional Shares.
               ------------------------------------------------------------
Provided that the Initial Closing occurs on or before that date which is three
(3) Business Days after the date of this Agreement, each Investor agrees to waive: (i) any adjustment to the Fixed Conversion Price (as defined in the Old Certificate of Amendment) of the Old Preferred Shares after the Initial Closing Date which otherwise would result pursuant to Section 2(f)(i) of the Old Certificate of Amendment from the issuance or sale (or in accordance with Section 2(f) of the Old Certificate of Amendment the deemed issuance or sale) by the Company of shares of Common Stock after the Initial Closing; and (ii) any rights such Investor has to purchase additional Old Preferred Shares pursuant to
Section 1(c) of the Securities Purchase Agreement.

          f.   Accrual of Dividends on the Old Preferred Shares.   Provided that
               ------------------------------------------------
the Initial Closing occurs on or before that date which is three (3) Business Days after the date of this Agreement, each Investor agrees: (i) to waive the accrual of Dividends (as defined in the Old Certificate of Amendment) after November 10, 2000 on the Old Preferred Shares held by such Investor and such Investor's right to receive Dividends (as defined in the Old Certificate of Amendment) which accrue after November 10, 2000 on the Old Preferred Shares held by such Investor; and (ii) the period described in the definition of "N" in
Section 2(a)(xvi) shall end on and include November 10, 2000.

          g.   SEC Stop Order.   Provided that the Initial Closing occurs on or
               --------------
before the date which is three (3) Business Days after the date of this Agreement, upon the SEC issuing an order terminating or suspending the effectiveness of the Registration Statement (as defined in the Old Registration Rights Agreement) (a "Stop Order"), each Investor severally agrees not to exercise its right to redeem the Old Preferred Shares pursuant to Sections 3(a) and 3(b) of the Old Certificate of Amendment as a result of the occurrence of a Stop Order.

          h.   Effectiveness of Waivers.  The waivers contained in this Section
               ------------------------
3 shall be effective until all the Old Preferred Shares outstanding have been converted or redeemed pursuant to the Old Certificate of Amendment.

     4.   INVESTOR'S REPRESENTATIONS AND WARRANTIES.
          -----------------------------------------

Each Investor represents and warrants with respect to only itself that:

          a.   Reliance on Exemptions.  Such Investor understands that the
               ----------------------
Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to receive such Securities.

          b.   No Governmental Review.  Such Investor understands that no United
               ----------------------
States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          c.   Transfer or Resale.  Such Investor understands that: (i) the
               ------------------
Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

          d.   Legends.  Such Investor understands that the certificates
               -------
representing the Exchange Preferred Shares and, until such time as the sale of the Exchange Conversion Shares and the New Common Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Exchange Conversion Shares or the New Common Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such Investor provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such Investor provides the Company with a representation letter in the form attached hereto as Exhibit C (a
                                                            ---------
"Representation Letter") relating to the sale of the Securities pursuant to Rule 144.

          e.   Authorization; Enforcement.  This Agreement and the Exchange
               --------------------------
Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Investor and are valid and binding agreements of such Investor enforceable against such Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          f.   Residency.  Such Investor is a resident of that jurisdiction
               ---------
specified on the Schedule of Investors.
                 ---------------------

          g.   Investment Purpose.  Such Investor is acquiring the New Common
               ------------------
Shares and for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the New Common Shares for any minimum or other specific term and reserves the right to dispose of the New Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          h.   Accredited Investor Status.  Such Investor is an "accredited
               --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D.

          i.   Information.  Such Investor and its advisors, if any, have been
               -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.
Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in Sections 5 and 11(m) below. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

     5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          ---------------------------------------------

          The Company represents and warrants to each of the Investors that:

          a.   Organization and Qualification.  Except as set forth in Schedule
               ------------------------------                          --------
5(a), the Company and its "Subsidiaries" (which for purposes of this Agreement
----
means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest of an amount greater than fifty percent (50%) of the total equity or similar interest of such entity) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Amendment. A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest in an amount greater than one percent (1%) of the total equity of such entity is set forth in Schedule 5(a).
                       -------------

          b.   Authorization; Enforcement; Validity.  The Company has the
               ------------------------------------
requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Exchange Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 7), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents of the Company and the execution and filing of the Exchange Certificate of Amendment by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Exchange Preferred Shares and the New Common Shares and the reservation for issuance and the issuance of the Exchange Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Exchange Certificate of Amendment has been filed on or prior to the Initial Closing Date with the Department of State of the State of New York and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

          c.   Capitalization.  As of the date hereof, the authorized capital
               --------------
stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of November 9, 2000, 18,493,975 shares are issued and outstanding, 5,028,205 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 7,875,690 shares are issuable and reserved for issuance pursuant to securities (other than the Old Preferred Shares, the Exchange Preferred Shares and the Old Warrants or shares reserved for issuance pursuant to the Company's stock option and purchase plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and during the period between November 9, 2000 and the date hereof, no additional issuances of Common Stock have been made which in the aggregate exceed 50,000 shares of Common Stock and (ii) 6,000,000 shares of Preferred Stock, of which as of the date hereof, 1,904,438 shares have been designated as Series A Preferred Stock of which 80,597 shares are issued and outstanding; 1,500,000 shares have been designated Series B Preferred Stock of which no shares are issued and outstanding; 1,500,000 shares have been designated Series C Preferred Stock of which 1,500,000 shares are issued and outstanding; and 15,000 shares have been designated Series D Preferred Shares of which 10,000 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 5(c), (A) no shares of the Company's capital stock are subject to
-------------
preemptive rights or any other similar rights (other than antidilution or similar rights) or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Exchange Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments (other than the Old Preferred Shares, the Old Warrants and the warrants to purchase shares of Common Stock currently held by Zanett Lombardier Master Fund, LP or any predecessor or successor thereto or any affiliate or client thereof ("Zanett")) containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

          d.   Issuance of Securities.  The Exchange Preferred Shares are duly
               ----------------------
authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Exchange Certificate of Amendment. At least 7,020,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 6(f) below) have been duly authorized and reserved for issuance upon conversion of the Exchange Preferred Shares. Upon conversion in accordance with the Exchange Certificate of Amendment the Exchange Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Exchange Preferred Shares and the Exchange Conversion Shares is exempt from registration under the 1933 Act and state securities laws pursuant to the exemption from registration set forth in
Section 3(a)(9) of the 1933 Act and similar exemptions under state law. The issuance by the Company of the New Common Shares and the Dividend Shares is exempt from registration under the 1933 Act.

          e.   No Conflicts.  The execution, delivery and performance of the
               ------------
Transaction Documents by the Company, the performance by the Company of its obligations under the Exchange Certificate of Amendment and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Preferred Shares and the new Common Shares and the reservation for issuance and issuance of the Exchange Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Amendment, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation, any Certificate of Amendment, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule
                                                                        --------
5(e), neither the Company or any of its Subsidiaries is in violation or any term
----
of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company has not violated any term of and is in compliance with all the terms and conditions of (i) each security issued by the Company to Zanett (as defined in Section 5(c)) and (ii) each agreement to which the Company and Zanett are parties. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the

Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Exchange Certificate of Amendment, in each case in accordance with the terms hereof or thereof. Except as disclosed in Schedule 5(e), all consents, authorizations, orders, filings and
                -------------
registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which may reasonably be expected to give rise to any of the foregoing.

          f.   SEC Documents; Financial Statements.  Since December 31, 1998,
               -----------------------------------
the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete list of the SEC Documents is set forth on Schedule 5(f)
                                                                  -------------
hereto. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investors which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investors with any material, nonpublic information. On May 1, 2001 the Company will meet the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Exchange Registration Rights Agreement). The Company has filed all necessary supplements and amendments to the registration statement filed on Form S-1 on May 22, 2000 such that as of the date hereof such registration statement complies with the 1933 Act and all rules and regulations promulgated thereunder and does not contain any untrue statement of a material fact or omit to state any material fact required to be sated therein.

          g.   Absence of Certain Changes.  Except as disclosed in Schedule 5(g)
               --------------------------                          -------------
or as disclosed in the SEC Documents filed with the SEC on EDGAR at least five
(5) days prior to the date hereof, since December 31, 1999 there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations or financial conditions of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in Schedule 5(g)
                                                                  -------------
or as disclosed in the SEC Documents filed with the SEC on EDGAR at least five
(5) days prior to the date hereof, since December 31, 1999 the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $100,000 outside the ordinary course of business.

          h.   Absence of Litigation.  Except as disclosed in the SEC Documents
               ---------------------
filed with the SEC on EDGAR at least five (5) days prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 5(h).
                                                              -------------
Except as set forth in Schedule 5(h), to the knowledge of the Company none of
                       -------------
the directors or officers of the Company have been involved in securities related litigation during the past five years.

          i.   Acknowledgment Regarding Investor's Exchange of Preferred Shares.
               ----------------------------------------------------------------
The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm's length exchanger with respect to the Transaction Documents and the Exchange Certificate of Amendment and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Exchange Certificate of Amendment and the transactions contemplated hereby and thereby and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the Exchange Certificate of Amendment and the transactions contemplated hereby and thereby is merely incidental to such Investor's purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          j.   Conversion Price Adjustment.  Upon the issuance of the New Common
               ---------------------------
Shares pursuant to Section 1(b) hereof and the payment of the purchase price for such issuance of shares of Common Stock in accordance with the terms of this Agreement, the Conversion Price (as defined in the Old Certificate of Amendment) will be adjusted pursuant to the terms of the Old Certificate of Amendment to equal $0.65625.

          k.   No Compensation or General Solicitation.  Neither the Company,
               ---------------------------------------
nor any of its affiliates, nor any person acting on its or their behalf, has paid or given, either directly or indirectly, any commission or other remuneration to any person for soliciting the exchange of the Old Preferred Shares or the Old Warrants for the Exchange Preferred Shares or for any other transaction contemplated by this Agreement. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the New Common Shares.

          l.   No Integrated Offering.  Neither the Company, nor any of its
               ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          m.   Dilutive Effect.  The Company understands and acknowledges that
               ---------------
the number of Exchange Conversion Shares issuable upon conversion of the Exchange Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Exchange Preferred Shares in accordance with this Agreement and the Exchange Certificate of Amendment is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          n.   Employee Relations.  Neither the Company nor any of its
               ------------------
Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the knowledge of the Company and its Subsidiaries, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant.

          o.   Intellectual Property Rights.  The Company and its Subsidiaries
               ----------------------------
own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted. Except as set forth on
Schedule 5(o), none of the Company's trademarks, trade names, service marks,
-------------
service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 5(o), there is no claim, action
                                      -------------
or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          p.   Environmental Laws.  The Company and its Subsidiaries (i) are in
               ------------------
compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the three foregoing cases, the failure to so comply would not result, either individually or in the aggregate, in a Material Adverse Effect.

          q.   Title.  The Company and its Subsidiaries have good and marketable
               -----
title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 5(q) or such as do not
                                        -------------
materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

          r.   Insurance.  The Company and each of its Subsidiaries are insured
               ---------
by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

          s.   Regulatory Permits. Except for the absence of which would not
               ------------------
result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          t.   Internal Accounting Controls.  The Company and each of its
               ----------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          u.   No Materially Adverse Contracts, Etc.  Neither the Company nor
               -------------------------------------
any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or could reasonably be expected in the future to have a Material Adverse Effect.

          v.   Tax Status.  The Company and each of its Subsidiaries (i) has
               ----------
made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and
(iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          w.   Transactions With Affiliates.  Except as set forth on Schedule
               ----------------------------                          --------
5(w) and in the SEC Documents filed at least ten days prior to the date hereof,
----
and other than the grant of stock options disclosed on Schedule 5(c), none of
                                                       -------------
the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

          x.   Application of Takeover Protections.  The Company and its board
               -----------------------------------
of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investors' ownership of the Securities.

          y.   Rights Agreement.  The Company has not adopted a shareholder
               ----------------
rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          z.   Foreign Corrupt Practices.  Neither the Company, nor any of its
               -------------------------
Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          aa.  No Other Agreements.  The Company has not, directly or
               -------------------
indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          bb.  Issuance of Variable Rate Security.  Since March 29, 2000, the
               ----------------------------------
Company has not issued any Options (as defined in the Exchange Certificate of Amendment) or Convertible Securities (as defined in the Exchange Certificate of Amendment) that are convertible into or exchangeable or exercisable for Common Stock at a price which may vary with the market price of the Common Stock, including by way of one or more resets to the conversion, exchange or exercise price of such Option or Convertible Security.

          bb.  Series C Convertible Preferred Stock.  Waterside Capital
               ------------------------------------
Corporation, a Virginia corporation, is the only holder of the Company's Series C Convertible Preferred Stock and the warrants issued in connection with the issuance of the Series C Convertible Preferred Stock.

          cc.  The Pennsylvania Merchant Group and Farris, Baker and Watts, Inc.
               -----------------------------------------------------------------
Warrants.  The warrants issued to The Pennsylvania Merchant Group on October 21,
--------
1999 and to Farris, Baker and Watts, Inc. in June, 1998, contain no anti-dilution provision other than for stock splits, stock dividends, stock combinations or any similar transactions.

          dd.  Zanett Placement Agent Agreement.  The Amended and Restated
               --------------------------------
Placement Agency Agreement dated March 22, 2000 between the Company and The Zanett Securities Corporation is the only placement agent agreement or similar agreement between the Company and The Zanett Securities Corporation and supersedes all prior placement agent or similar agreements between the Company and The Zanett Securities Corporation or any affiliate of The Zanett Securities Corporation.

     6.   COVENANTS.
          ---------

          a.   Best Efforts.  Each party shall use its best efforts to timely
               ------------
satisfy each of the conditions to be satisfied by it as provided in Sections 8 and 9 of this Agreement.

          b.   Blue Sky.  The Company shall, on or before each of the Closing
               --------
Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

          c.   Reporting Status.  Until the date which is 60 days after the date
               ----------------
on which the last Exchange Preferred Share has been converted (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          d.   Rule 144. The Company shall not, directly or indirectly, dispute
               --------
or otherwise interfere with any claim by a holder of the Exchange Preferred Shares that such holder's holding period of any Exchange Preferred Shares for purposes of Rule 144 relates back (i.e., tacks) to the holding period for the Old Preferred Shares and the Old Warrants. The Company agrees and acknowledges that under Rule 144 and no-action letters issued by the SEC, such tacking is permitted.

          e.   Financial Information.  The Company agrees to send the following
               ---------------------
to each Holder (as defined in the Exchange Registration Rights Agreement) during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (provided, however, that the Company will have satisfied its obligations under this clause
(i) if the information required by this clause (i) is filed on and available for retrieval from EDGAR); (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

          f.   Reservation of Shares.  The Company shall take all action
               ---------------------
necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Exchange Preferred Shares (without regard to any limitations on conversions).

          g.   Company Stock Transactions.  Prior to the Closing Date, the
               --------------------------
Company shall take no action that would reduce the number of shares of Common Stock outstanding on the date hereof, including but not limited to, redemptions, reverse stock splits and stock combinations.

          h.   Listing.  The Company shall promptly secure the listing of all of
               -------
the Registrable Securities (as defined in the Exchange Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Exchange Certificate of Amendment. The Company use its best efforts to maintain the Common Stock's authorization for quotation on the Nasdaq National Market or the Nasdaq Small Cap Market or listed on The New York Stock Exchange or The American Stock Exchange (as applicable, the "Principal Market"). If despite the Company's use of its best efforts, it fails to maintain the Common Stock's authorization for quotation on the Nasdaq National Market or the Nasdaq Small Cap Market or listed on The New York Stock Exchange or The American Stock Exchange, then the Company shall use its best efforts to secure the inclusion of the Common Stock for reporting on the over-the-counter electronic bulletin board (sponsored by the Nasdaq National Market, Inc.) and shall arrange for at least two (2) market makers to register with the National Association of Securities Dealers, Inc. as such with respect to the Common Stock. The Company shall promptly, and in no event later than the following Business Day, offer to provide to each Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(h).

          i.   Expenses.  At or before the signing of this Agreement, the
               --------
Company shall pay an expense allowance of $35,000 to HFTP Investment L.L.C. (an Investor) or its designee(s). In addition, by December 15, 2000 the Company shall pay an additional expense allowance of $15,000 to HFTP Investment L.L.C. (an Investor) or its designee(s).

          j.   Filing of Form 8-K; Press Release Timing.  On or before the
               ----------------------------------------
earlier of (i) the first time at which the Company publicly announces the transaction contemplated by this Agreement and (ii) the 1st Business Day following the Initial Closing Date of this Agreement, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement (including the disclosure schedules to this Agreement), the Exchange Certificate of Amendment and the Exchange Registration Rights Agreement, in the form required by the 1934 Act and which includes any other disclosure as may be necessary to publicly disclose any material nonpublic information contained in the disclosure schedules to this Agreement in accordance with Regulation FD promulgated under the 1934 Act. On or before the 1st Business Day following each Redemption Closing Date, the Company shall file a Form 8-K with the SEC confirming the transactions consummated at such Closing. The Company shall not publicly announce or disclose any of the terms of the transactions contemplated by this Agreement or the existence of this Agreement prior to the Initial Closing.

          k.   Transactions With Affiliates. So long as (i) any Exchange
               ----------------------------
Preferred Shares are outstanding or (ii) any Investor owns Exchange Conversion Shares with a market value equal to or greater than $500,000, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates of the Company or its Subsidiaries or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

          l.   Proxy Statement. On or before January 31, 2001 (the "Stockholder
               ---------------
Meeting Deadline"), the Company shall provide each stockholder entitled to vote at a meeting of stockholders of the Company, a proxy statement, which has been previously reviewed by the Investors and a counsel of their choice, soliciting each such stockholder's affirmative vote at such annual stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval") and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. Such proxy statement shall not seek approval of any matters other than the approval described in the preceding sentence and the election of directors. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Exchange Preferred Shares an amount in cash per Exchange Preferred Share equal to the product of (i) the Stated Value (as defined in the Exchange Certificate of Amendment) multiplied by
(ii) .02 multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline and prior to the date that a meeting of the Company's stockholders is held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the filing of the proxy statement or the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until paid in full. Notwithstanding anything in this Section 6(l) to the contrary, if on or prior to the Stockholder Meeting Deadline the Company provides each Investor with a written waiver, in a form and scope satisfactory to each Investor, from the Principal Market waiving the requirements of the Stockholder Approval requirement as it applies to the Securities (the "Exchange Cap Waiver"), then, for so long as such waiver remains in effect, the Company shall be relieved of its obligation to get Stockholder Approval.

          m.   Corporate Existence.  So long as an Investor beneficially owns
               -------------------
any Exchange Preferred Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the Principal Market.

          n.   Prospectus Supplement.  Concurrent with the filing with the SEC
               ---------------------
of the Form 8-K referred to in the first sentence of Section 4(j), the Company shall file with the SEC, a prospectus supplement, in a form reasonably acceptable to each Investor, to the prospectus for the registration statement on Form S-1 filed on May 22, 2000 disclosing the terms of this transaction and all other information necessary to be included in a prospectus supplement to keep such registration statement current and available for use by the Investors. On or before November 11, 2000, the Company shall deliver a copy of such prospectus supplement to each Investor.

          o.   Disclosure of Material Information.  The Company shall not, and
               ----------------------------------
shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the Initial Closing Date without the express written consent of such Investor and then only pursuant to a written confidentiality agreement signed by such Investor.

     7.   TRANSFER AGENT INSTRUCTIONS.  The Company shall issue irrevocable
          ---------------------------
instructions to its transfer agent, and any subsequent transfer agent (the "Irrevocable Transfer Agent Instructions") in the form of Exhibit D, attached
                                                          ---------
hereto, to issue certificates, registered in the name of each Investor or its respective nominee(s), for the Exchange Conversion Shares in such amounts as specified from time to time by each Investor to the Company upon conversion of the Exchange Preferred Shares. Prior to registration of the Exchange Conversion Shares and the New Common Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 4(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7 and stop transfer instructions to give effect to
Section 4(f) (in the case of the Exchange Conversion Shares and the New Common Shares, prior to registration of the Exchange Conversion Shares and the New Common Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If an Investor provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Investor provides the Company with a Representation Letter (as defined in Section 4(d)) relating to the sale of the Securities pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Exchange Conversion Shares and the New Common Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Investor and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7, that the Investors shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     8.   CONDITIONS TO THE COMPANY'S OBLIGATION.
          --------------------------------------

          (a)  Conditions to the Initial Closing.  The obligation of the Company
               ---------------------------------
to issue the Exchange Preferred Shares to each Investor at the Initial Closing, to redeem the applicable number of Old Preferred Shares (as set forth in Section 1(c)), to issue the applicable number of New Common Shares (as set forth in section 1(b)) and to issue the Mandatory Conversion Shares (as set forth in
Section 2(a)) is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

          (i) Such Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (ii) The Exchange Certificate of Amendment shall have been filed with the Department of State of the State of New York.

          (iii) Such Investor shall have delivered to the Company such stock certificates and other instruments representing the Old Preferred Shares and the Old Warrants being exchanged by such Investor at the Initial Closing.

          (iv) Such Investor shall have delivered to the Company the New Common Share Purchase Price for each New Common Share being purchased by such Investor at the Initial Closing.

          (v) Such Investor shall have delivered to the Company a Conversion Notice (as defined in the Old Certificate of Amendment) for the conversion of that number of such Investor's Old Preferred Shares as are convertible (after giving effect to the adjustment resulting from the issuance of the New Common Shares) into at least that number of Mandatory Conversion Shares set forth opposite such Investor's name under the heading "Number of Mandatory Conversion Shares" on the Schedule of Investors.
                                         ---------------------

          (vi) The representations and warranties of such Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Initial Closing Date.

          (b)  Conditions to the Redemptions.  The obligation of the Company
               -----------------------------
hereunder to redeem the applicable number of Exchange Preferred Shares (as set forth in Section 1(d)) from an Investor at a Redemption Closing (after the Initial Closing) is subject to the satisfaction, at or before the applicable Redemption Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

          (i) Such Investor shall have delivered to the Company the Stock Certificates representing the Exchange Preferred Shares to be redeemed by the Company from such Investor at such Redemption Closing.

          (iii) The representations and warranties of such Investor contained in paragraph (e) of Section 4 shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to such Redemption Closing Date.

     9.   CONDITIONS TO EACH INVESTOR'S OBLIGATION.
          ----------------------------------------

          (a)  Conditions to the Initial Closing.  The obligation of each
               ---------------------------------
Investor hereunder to exchange its Old Preferred Shares and Old Warrants for Exchange Preferred Shares, to permit the Company to redeem the applicable number of Old Preferred Shares (as set forth in Section 1(c)), to purchase the applicable number of New Common Shares (as set forth in Section 1(b)) and to convert Old Preferred Shares into the Mandatory Conversion Shares (as set forth in Section 2(b)) at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

          (i) The Company shall have executed each of the Transaction Documents and delivered the same to such Investor.

          (ii) The Exchange Certificate of Amendment, shall have been filed with the Department of State of the State of New York, and a copy thereof certified by such Department of State shall have been delivered to such Investor.

          (iii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market.

          (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 5(c) above.

          (v) Such Investor shall have received the opinion of Gadsby Hannah, LLP dated as of the Initial Closing Date, substantially in the form of Exhibit E, attached hereto.
     ---------

          (vi) The Company shall have executed and delivered to such Investor the Stock Certificates for the Exchange Preferred Shares (in such denominations as such Investor shall request) for the Exchange Preferred Shares to be issued to such Investor at the Initial Closing in exchange for its Old Preferred Shares and Old Warrants.

          (vii) The Company shall have executed and delivered to such Investor the Stock Certificates representing the number of such Investor's Old Preferred Shares which are not being redeemed pursuant to Section 1(c), exchanged for Exchange Preferred Shares pursuant to Section 1(a) or converted into Mandatory Conversion Shares pursuant to Section 2(a) at the Initial Closing.

          (viii) The Company shall have executed and delivered to such Investor stock certificates representing the number of New Common Shares being purchased by such Investor at the Initial Closing.

          (ix) The Company shall have executed and delivered to such Investor stock certificates representing the number of Mandatory Conversion Shares issuable pursuant to the Conversion of the Old Preferred Shares being converted by such Investor at the Initial Closing.

          (x) The Board of Directors of the Company shall have adopted resolutions consistent with Section 5(b) above and in a form reasonably acceptable to such Investor (the "Resolutions").

          (xi) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Exchange Preferred Shares, at least 7,020,000 shares of Common Stock.

          (xii) The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in
     ---------
     writing by the Company's transfer agent.

          (xiii) The Company shall have delivered to such Investor a certificate evidencing the incorporation and good standing of the Company in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the Initial Closing Date.

          (xiv) The Company shall have delivered to such Investor a secretary's certificate, dated as the Initial Closing Date, as to (A) the Resolutions,
     (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Initial Closing.

          (xv) The Company shall have made all filings, if any, under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

          (xvi) The Company shall have delivered to such Investor $1,000, by wire transfer of immediately available funds, for each of the Old Preferred Shares being redeemed by the Company from such Investor (as set forth in Section 1(c)) at the Initial Closing.

          (xvii) The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

          (b)  Conditions to Redemptions.  The obligation of each Investor
               -------------------------
hereunder to permit the Company to redeem the applicable number of Exchange Preferred Shares (as set forth in Section 1(d)) at the applicable Redemption Closing (after the Initial Closing) is subject to the satisfaction, at or before the applicable Redemption Closing Date, of each of the following conditions, provided that these conditions are for such Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company and each Investor with prior written notice thereof:

          (i) The representations and warranties of the Company contained in paragraphs (a), (b), (e), (f), (g) and (aa) of Section 5 shall be true and correct as of the date when made and as of the applicable Redemption Closing Date as though made at that time (except for representations and warranties that speak as of a specific date). The Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Redemption Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Redemption Closing Date, to the foregoing effect and as to such other matters as such Investor may reasonably request.

          (ii) Such Investor shall have received the opinion of Gadsby Hannah, LLP dated as of the applicable Redemption Closing Date, in substantially the form of Exhibit F, attached hereto.
                 ---------

          (iii) The Company shall have delivered to such Investor $1,000, by wire transfer of immediately available funds, for each of the Exchange Preferred Shares being redeemed by the Company from such Investor (as set forth in Section 1(f)) at the applicable Redemption Closing Date.

          (iv) The Board of Directors of the Company shall have adopted, and shall not have amended or rescinded, the Resolutions.

          (v) The Irrevocable Transfer Agent Instructions shall be in effect as of the applicable Redemption Closing Date.

          (vi) The Company shall have delivered to such Investor a secretary's certificate, dated as of the Redemption Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at such Redemption Closing Date.

          (vii) During the period beginning on the date of this Agreement and ending on and including such Redemption Closing Date no Triggering Event (as defined in the Exchange Certificate of Amendment) or Liquidity Default (as defined in the Exchange Certificate of Amendment), or an event that with the passage of time and without being cured would constitute a Triggering Event or Liquidity Default, shall have occurred. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Redemption Closing Date, to the foregoing effect.

          (viii) The Company shall have complied with Section 1(d).

          (ix) The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by the Transaction Documents as the Investors or their counsel may reasonably request.

     10.  INDEMNIFICATION.  In consideration of each Investor's execution and
          ---------------
delivery of the Transaction Documents and in addition to all of the Company's other obligations under the Transaction Documents and the Exchange Certificate of Amendment, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or
(d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10 shall be the same as those set forth in Sections 6(a) and (d) of the Exchange Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

     11.  GOVERNING LAW; MISCELLANEOUS.
          ----------------------------

          a.   Governing Law; Jurisdiction; Jury Trial.  All questions
               ---------------------------------------
concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          b.   Counterparts.  This Agreement may be executed in two or more
               ------------
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          c.   Headings.  The headings of this Agreement are for convenience of
               --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

          d.   Severability.  If any provision of this Agreement shall be
               ------------
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e.   Entire Agreement; Amendments.  This Agreement supersedes all
               ----------------------------
other prior oral or written agreements between each Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing, the Securities Purchase Agreement, the Old Registration Rights Agreement, the Old Certificate of Amendment and the 10% Letters shall remain in full force and effect with respect to the securities and the transactions contemplated thereby. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investors which purchased at least two-thirds (_) of the Exchange Preferred Shares on the Closing Date or, if prior to the Closing Date, the Investors listed on the Schedule of Investors as
---------------------
being obligated to purchase at least two-thirds (_) of the Exchange Preferred Shares, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Exchange Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Exchange Certificate of Amendment unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Securities, as the case may be.

          f.   Notices.  Any notices, consents, waivers or other communications
               -------
required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

          The Netplex Group, Inc.
          1800 Robert Fulton Drive, Suite 250
          Reston, Virginia 20191
          Telephone:   (703) 262-6875
          Facsimile:   (703) 716-1110
          Attention:   Gene F. Zaino

     With a copy to:

          Gadsby Hannah, LLP
          225 Franklin Street
          Boston, Massachusetts 02110
          Telephone:   (617) 345-7000
          Facsimile:   (617) 345-7050
          Attention:   Jeffrey M. Stoler, Esq.

     If to the Transfer Agent:

          American Stock Transfer and Trust Company
          40 Wall Street
          New York, New York 10005
          Telephone:   (718) 921-8254
          Facsimile:   (718) 921-8328
          Attention:   Milton Sierra

If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, with copies to such Investor's representatives as set
---------------------
forth on the Schedule of Investors, or at such other address and/or facsimile
             ---------------------
number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

          g.   Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchange Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (_) of the Exchange Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(c) of the Exchange Certificate of Amendment) with respect to which the Company is in compliance with Section 4 of the Exchange Certificate of Amendment. An Investor may assign some or all of its rights hereunder to (i) a Permitted Transferee (as defined below) without the consent of the Company and (ii) to a person which is not a Permitted Transferee with the prior written consent of the Company, which consent shall not be unreasonably withheld, provided, however, that any such assignment shall not release such Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, to the extent necessary. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investors shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities. For purposes of this Section 11(g), a "Permitted Transferee" shall mean (i) an Investor, (ii) an Affiliate (as that term is defined in Rule 501(b) under the 1933 Act) of an Investor,
(iii) any holder of Exchange Preferred Shares or Old Preferred Shares, (iv) any Affiliate of a holder of Exchange Preferred Shares or Old Preferred Shares, or
(v) any other investment fund that, with such investment fund's Affiliates, has under management at least $100 million.

          h.   No Third Party Beneficiaries.  This Agreement is intended for the
               ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i.   Survival.  Unless this Agreement is terminated under Section
               --------
11(l), the representations and warranties of the Company and the Investors contained in Sections 4 and 5, the agreements and covenants set forth in Sections 6, 7 and 11, and the indemnification provisions set forth in Section 10, shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          j.   Publicity.  The Company and each Investor shall have the right to
               ---------
approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          k.   Further Assurances.  Each party shall do and perform, or cause to
               ------------------
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          l.   Termination.  In the event that the Closing shall not have
               -----------
occurred with respect to an Investor on or before three (3) Business Days from the date hereof due to the Company's or such Investor's failure to satisfy the conditions set forth in Sections 8 and 9 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 11(l), HFTP Investment L.L.C. shall be entitled to keep the funds paid to it pursuant to Section 6(i) above.

          m.   Placement Agent.  The Company represents that it has not engaged
               ---------------
a placement agent in connection with the exchange of the Old Preferred Shares and the Old Warrants for the Exchange Preferred Shares. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

          n.   No Strict Construction.  The language used in this Agreement will
               ----------------------
be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          o.   Remedies.  Each Investor and each holder of the Securities shall
               --------
have all rights and remedies set forth in the Transaction Documents and the Exchange Certificate of Amendment and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          p.   Payment Set Aside.  To the extent that the Company makes a
               -----------------
payment or payments to any Investor hereunder or pursuant to the Exchange Registration Rights Agreement or the Exchange Certificate of Amendment or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          q.   General Release. (i)  In further consideration of the
               ---------------
consummation of the transactions contemplated hereby, effective at the time of the Closing (the "Effective Time"), the Company on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 11(q)(ii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Company Claims"), that any of the Company Releasing Persons had or currently has against (I) the Investors, (II) any of the Investors' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investors' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Investor Released Persons"), including, without limitation, any Company Claims arising out of or relating to the Released Documents (other than arising out of or relating to the Transaction Documents).

          (ii) The Company and each of the Investors acknowledges that the release set forth in Section 11(q)(i) above does not affect any claim which any Investor Releasing Person may have under or relating to (I) Section 8 or Section 9(p) of the Securities Purchase Agreement, (II) Section 6 or Section 7 of the Old Registration Rights Agreement, (III) the Old Registration Rights Agreement, only as it relates to the time period from the date hereof until the end of the Registration Period (as defined in the Old Registration Rights Agreement), (IV) the Old Certificate of Amendment, only as it relates to conversions of the Old Preferred Shares on or after the date hereof, or (V) the Transaction Documents or the Exchange Certificate of Amendment.

                               *  *  *  *  *  *

     IN WITNESS WHEREOF, the Investors and the Company have caused this Exchange, Redemption and Conversion Agreement to be duly executed as of the date first written above.

COMPANY:                               INVESTORS:
-------                                ---------

THE NETPLEX GROUP, INC.                HFTP INVESTMENT L.L.C.


By:__________________________          By:  Promethean Asset Management, L.L.C.
   Name:_____________________             Its:   Investment Manager
   Title:____________________

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       FISHER CAPITAL LTD.



                                       By:______________________________________
                                          Name: Daniel J. Hopkins
                                          Its: Authorized Signatory


                                       WINGATE CAPITAL LTD.


                                       By:______________________________________
                                          Name: Daniel J. Hopkins
                                          Title: Authorized Signatory

                             SCHEDULE OF INVESTORS

                                                                Number of Old       Number of                          Number of
                                                                  Preferred         Exchange                           Redemption
                                Investor Address                    Shares          Preferred      Number of New       Preferred
 Investor's Name             and Facsimile Number                 Exchanged           Shares       Common Shares         Shares
----------------------  ------------------------------------    -----------------------------------------------------------------
HFTP Investment L.L.C.  Promethean Asset Management, L.L.C.      2,100               1,020               340               170
                        750 Lexington Avenue, 22nd Floor
                        New York, NY 10022
                        Attention: James F. O'Brien, Jr.
                                   John Floegel
                        Telephone: (212) 702-5200
                        Facsimile: (212) 758-9334
                        Residence: New York

                        (Representatives)
                        Promethean Investment Group, L.L.C.
                        750 Lexington Ave., 22nd Floor
                        New York, New York 10022
                        Attn: James F. O'Brien, Jr.
                              John Floegel
                        Telephone: 212-702-5200
                        Facsimile: 212-758-9334

                        Katten Muchin Zavis
                        525 W. Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Robert J. Brantman, Esq.
                        Telephone: (312) 902-5200
                        Facsimile: (312) 902-1061
----------------------  ----------------------------------       -----               -----          --------            ------

Fisher Capital Ltd.     Citadel Investment Group, L.L.C.         2,651               1,287               429               214
                        225 West Washington Street
                        Chicago, Illinois  60606
                        Attention: Daniel J. Hopkins
                        Telephone: (312) 696-2100
                        Facsimile: (312) 338-0780
                        Residence: Cayman Islands

                        (Representatives)
                        Katten Muchin Zavis
                        525 W. Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Robert J. Brantman, Esq.
                        Telephone: (312) 902-5200
                        Facsimile: (312) 902-1061

                                                                 Number of           Number of
                                                                 Maturity            Maturity
                                                                Conversion          Conversion
                                                                  Shares              Shares
----------------------  ------------------------------------    -------------------------------
HFTP Investment L.L.C.  Promethean Asset Management, L.L.C.      970,251             1,734,000
                        750 Lexington Avenue, 22nd Floor
                        New York, NY 10022
                        Attention: James F. O'Brien, Jr.
                                   John Floegel
                        Telephone: (212) 702-5200
                        Facsimile: (212) 758-9334
                        Residence: New York

                        (Representatives)
                        Promethean Investment Group, L.L.C.
                        750 Lexington Ave., 22nd Floor
                        New York, New York 10022
                        Attn: James F. O'Brien, Jr.
                              John Floegel
                        Telephone: 212-702-5200
                        Facsimile: 212-758-9334

                        Katten Muchin Zavis
                        525 W. Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Robert J. Brantman, Esq.
                        Telephone: (312) 902-5200
                        Facsimile: (312) 902-1061
----------------------  -----------------------------------      -------             ---------

Fisher Capital Ltd.     Citadel Investment Group, L.L.C.         544,998             2,187,900
                        225 West Washington Street
                        Chicago, Illinois  60606
                        Attention: Daniel J. Hopkins
                        Telephone: (312) 696-2100
                        Facsimile: (312) 338-0780
                        Residence: Cayman Islands

                        (Representatives)
                        Katten Muchin Zavis
                        525 W. Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Robert J. Brantman, Esq.
                        Telephone: (312) 902-5200
                        Facsimile: (312) 902-1061

                                                                Number of Old       Number of                          Number of
                                                                  Preferred         Exchange                           Redemption
                           Investor Address                         Shares          Preferred      Number of New       Preferred
 Investor's Name        and Facsimile Number                      Exchanged           Shares       Common Shares         Shares
 Wingate Capital Ltd.   Citadel Investment Group, L.L.C.         1,426                 693            231                 116
                        225 West Washington Street
                        Chicago, Illinois  60606
                        Attention: Daniel J. Hopkins
                        Telephone: (312) 696-2100
                        Facsimile: (312) 338-0780
                        Residence: Cayman Islands

                        (Representatives)
                        Katten Muchin Zavis
                        525 W. Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Robert J. Brantman, Esq.
                        Telephone: (312) 902-5200
                        Facsimile: (312) 902-1061

Totals                                                           6,177               3,000          1,000                 500

                                                                 Number of           Number of
                                                                 Maturity            Maturity
                                                                Conversion          Conversion
                                                                  Shares              Shares
Wingate Capital Ltd.    Citadel Investment Group, L.L.C.           293,224           1,178,100
                        225 West Washington Street
                        Chicago, Illinois  60606
                        Attention: Daniel J. Hopkins
                        Telephone: (312) 696-2100
                        Facsimile: (312) 338-0780
                        Residence: Cayman Islands

                        (Representatives)
                        Katten Muchin Zavis
                        525 W. Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Robert J. Brantman, Esq.
                        Telephone: (312) 902-5200
                        Facsimile: (312) 902-1061

Totals                                                           1,808,473           5,100,000

                                 SCHEDULES
                                 ---------

Schedule 5(a)       Subsidiaries
Schedule 5(c)       Capitalization
Schedule 5(e)       Conflicts
Schedule 5(f)       SEC Documents
Schedule 5(g)       Material Changes
Schedule 5(h)       Litigation
Schedule 5(o)       Intellectual Property
Schedule 5(q)       Liens
Schedule 5(w)       Certain Transactions



                                   EXHIBITS
                                   --------

Exhibit A           Form of Certificate of Amendment for the Series E Preferred
                    Stock
Exhibit B           Form of Exchange Registration Rights Agreement
Exhibit C           Form of Representation Letter
Exhibit D           Form of Prospectus Supplement
Exhibit E           Form of Irrevocable Transfer Agent Instructions
Exhibit F           Form of New York Counsel's Opinion for Exchange
Exhibit G           Form of New York Counsel's Opinion for Redemption